UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                          February 2, 2009

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California	92121-1318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 2, 2009, Chin-Cheong Chong resigned as a director of Inovio Biomedical Corporation (the “registrant”).  As a result, the registrant’s board of directors now consists of James L. Heppell, chairman of the board, Dr. Avtar Dhillon, president and chief executive officer, Riaz Bandali, Simon X. Benito, Tazdin Esmail, Robert W. Rieder, Dr. Stephen Rietiker and Patrick Gan.

Item 8.01.              Other Events.

On February 6, 2009, the registrant issued a press release announcing the resignation of Mr. Chin-Cheong Chong from its board of directors as described in Item 5.02, a copy of which press release is filed as Exhibit 99.1 to this report.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release regarding Resignation of Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer